As filed with the Securities and Exchange Commission on January 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Contango ORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3431051 (I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925

Houston, Texas 77098

(713) 877-1311

(Address of Principal Executive Offices, including zip code and telephone number)

Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan

(Full title of the plan)

Rick Van Nieuwenhuyse

3700 Buffalo Speedway, Suite 925

Houston, Texas 77098

(713) 877-1311

 (Name, address and telephone number, including area code, of agent for service)

Copy to:

Timothy T. Samson

Stephen W. Grant Jr.

Thompson & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

(713) 951-5842

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share, under the Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan	500,000 shares	$15.95	$7,975,000	$1,035.16

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan (the “Plan”) including stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the bid and asked prices per share of the registrant’s common stock on January 6, 2020 as reported on the OTCQB tier of the OTC Markets Group Inc.

(3) This registration statement registers an additional 500,000 shares issuable under the Plan. We previously registered 1,000,000 shares issuable under the Contango ORE, Inc. 2010 Equity Compensation Plan under a Registration Statement on Form S-8 (File No. 333-172448), and an additional 500,000 shares issuable under the Plan under a Registration Statement on Form S-8 (File No. 333-222117).

INTRODUCTION

Contango ORE, Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of additional shares of common stock of the Company, par value $0.01 per share, that may be issued under the Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan (the “Plan”) as a result of the adoption of the First Amendment to the Plan, which increased the amount of common stock available under the Plan by 500,000 shares. The additional 500,000 shares of common stock being registered pursuant to this Registration Statement have been reserved and authorized for issuance from the Company’s authorized and unissued capital stock. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (File No. 333-172448) relating to the Contango ORE, Inc. 2010 Equity Compensation Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2011, and the registration statement on Form S-8 (File No. 333-222117) relating to the Plan, which was filed with the Commission on December 18, 2017 are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is registering additional securities under the Plan covered hereby for which registration statements on Form S-8 bearing Registration Nos. 333-172448 and 333-222117 are currently effective. Therefore, pursuant to General Instruction E of Form S-8, the Company elects to incorporate by reference the contents of such registration statements which constitute information required in this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1

Certificate of Incorporation of Contango ORE, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s report on Amendment No. 2 to Registration Statement on Form 10, as filed with the Securities and Exchange Commission on November 26, 2010).

4.2

Bylaws of Contango ORE, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s report on Amendment No. 2 to Registration Statement on Form 10, as filed with the Securities and Exchange Commission on November 26, 2010).

4.3

Form of Certificate of Contango ORE, Inc. Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013, as filed with the Securities and Exchange Commission on November 14, 2013).

4.4

Certificate of Designation of Series A Junior Preferred Stock of Contango ORE, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 21, 2012).

4.5

Rights Agreement, dated as of December 20, 2012, between Contango ORE, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 21, 2012).

4.6

Amendment No. 1 to Rights Agreement, dated as of March 21, 2013, between Contango ORE, Inc. and Computershare Trust Company, N.A. as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 25, 2013).

4.7

Amendment No. 2 to Rights Agreement, dated as of September 29, 2014, between Contango ORE, Inc. and Computershare Trust Company, N.A. as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 2, 2014).

4.8

Amendment No. 3 to Rights Agreement, dated as of December 18, 2014, between Contango ORE, Inc and Computershare Trust Company, N.A. as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 18, 2014).

4.9

Amendment No. 4 to Rights Agreement, dated as of November 11, 2015, between Contango ORE, Inc and Computershare Trust Company. N.A. as Rights Agent (incorporated herein by reference to Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2015, as filed with the Securities and Exchange Commission on November 12, 2015).

4.10

Amendment No. 5 to Rights Agreement, dated as of April 22, 2018, between Contango ORE, Inc. and Computershare Trust Company, N.A. as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 25, 2018).

4.11

Amendment No. 6 to Rights Agreement, dated as of November 20, 2019, between Contango ORE, Inc. and Computershare Trust Company, N.A. as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 21, 2019).

4.12

Registration Rights Agreement dated October 23, 2017, among Contango ORE, Inc. and the several purchasers named therein (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 26, 2017).

4.13

Registration Rights Agreement dated November 10, 2017, among Contango ORE, Inc. and the investors named therein (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 16, 2017).

5.1	Opinion of Thompson & Knight LLP regarding the validity of the securities being registered (filed herewith).

23.1	Consent of Thompson & Knight LLP (contained in Exhibit 5.1).

23.2	Consent of Moss Adams LLP (filed herewith).

24.1	Powers of Attorney (included on signature pages of this Registration Statement).

99.1

Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 16, 2017).

99.2

First Amendment to the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 20, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairbanks, AK, on January 9, 2020.

CONTANGO ORE, INC.
By:	/s/ Rick Van Nieuwenhuyse
Name: Rick Van Nieuwenhuyse Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Rick Van Nieuwenhuyse, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on January 9, 2020.

Signature	Title

/s/ Rick Van Nieuwenhuyse	President, Chief Executive Officer and Director
Rick Van Nieuwenhuyse	(Principal Executive Officer)

/s/ Leah Gaines	Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary
Leah Gaines	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brad Juneau	Executive Chairman of the Board of Directors
Brad Juneau

/s/ Joseph S. Compofelice	Director
Joseph S. Compofelice

/s/ Joseph G. Greenberg	Director
Joseph G. Greenberg

/s/ Richard A. Shortz	Director
Richard A. Shortz